Form N-SAR,
Sub-Item 77Q1(g)
Copies of any merger or consolidation
amendments
Nuveen Municipal Trust, formerly known as Nuveen Flagship Municipal Trust -
333-42632, 811-07873

On September 6, 2000, under Conformed Submission
Type N-14/A, accession number 0000950137-00-003991,
a copy of the Agreement and Plan of Reorganization for the reorganization of Nuveen Intermediate
Municipal Bond Fund into the Nuveen Intermediate
Duration Municipal Bond Fund was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(g) of Form N-SAR.
See Pages 64 -79 of the September 6 filing.